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                                                                  EXHIBIT 10(D)
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                               SERVICES AGREEMENT

                                 BY AND BETWEEN

                           THE COSMETIC CENTER, INC.

                                      AND

                      REVLON CONSUMER PRODUCTS CORPORATION

                         DATED AS OF APRIL 25, 1997




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                               SERVICES AGREEMENT

         THIS SERVICES AGREEMENT (this "Agreement"), dated as of April 25, 1997, is by and between The Cosmetic Center, Inc. ("Cosmetic Center") and Revlon Consumer Products Corporation ("Revlon"), each a Delaware corporation.

         WHEREAS, Cosmetic Center is a majority owned subsidiary of Revlon; and

         WHEREAS, Cosmetic Center desires to utilize certain services of Revlon and, in addition, Revlon is willing to purchase certain goods and services on behalf of Cosmetic Center;

         NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. SERVICES

         1.1 CONTINUING SERVICES. Revlon agrees to provide to Cosmetic Center, and Cosmetic Center agrees to purchase from Revlon, the following services (individually a "Continuing Service" and collectively the "Continuing Services") as and to the extent requested by Cosmetic Center (each of the subsections below being referred to herein as a "Service Group"):

              (a) Revlon's senior executive management personnel for overall executive advice and services;

              (b) Revlon's treasury staff for financial advice and services, including assistance with respect to matters such as financing, raising capital, and daily cash management and investment services;

              (c) Revlon's legal staff for general legal advice and services, including assistance with respect to claims which may be asserted or become the subject of litigation, the preparation and review of contracts and disclosure documents required by federal laws and general consultation with respect to legal and administrative proceedings and matters;

              (d) Revlon's human resources staff for advice and assistance with personnel matters, including, without limitation, wage and salary administration, employee relations and administration of pension plans and other employee benefit plans;

              (e) Revlon's controller's staff for accounting, bookkeeping and auditing advice and services, including, without limitation, assistance in the preparation and review of financial statements, and assistance in the preparation and review of disclosure documents required by federal securities laws;

              (f) Revlon's tax staff for general tax advice and services, including, without limitation, assistance in the preparation of federal, state, local and foreign tax returns;

              (g) Revlon's real estate staff for administration and assistance in matters relating to real estate, including the administration of real estate leases;

              (h) Revlon's management information staff for administration and assistance in matters relating to management information and computer systems;

              (i) Revlon's corporate information staff for advice and assistance in matters relating to public relations and investor relations and in organizational matters associated with stockholders' meetings and meetings of the board of directors;

              (j) Revlon's risk management staff for advice and assistance with respect to risk management and insurance matters (including, if appropriate, arranging for Cosmetic Center's participation in Revlon's insurance plans and policies);

              (k) the services of certain hourly employees of Revlon or its subsidiaries for the performance of warehousing and distribution functions at Cosmetic Center's leased distribution facility in Holmdel, New Jersey; and

              (l) Revlon security staff for general security services.

         1.2 THIRD PARTY SERVICES. Commencing on the date hereof, and for the term of this Agreement and as agreed upon by Cosmetic Center and Revlon, Revlon shall provide to Cosmetic Center services purchased by Revlon from third party providers (the "Third Party Services") as and to the extent requested by Cosmetic Center, including, but not limited to, insurance coverage and the services of attorneys, accountants and other consultants.

         1.3 LIMITATION OF SERVICES. Notwithstanding any other provision of this Agreement: Revlon need not make available any service agreed to be provided herein to the extent doing so would (i) unreasonably interfere with the performance of services for Revlon by an employee of Revlon or otherwise cause an unreasonable burden to Revlon or (ii) unreasonably interfere with the use of or access to any equipment, office space or facility by Revlon or otherwise cause an unreasonable burden to Revlon. In addition, Revlon need not make available any service agreed to be provided herein to the extent that Revlon discontinues such service within its organization.

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         1.4 NO EMPLOYMENT RELATIONSHIP: It is understood and agreed that each of the Revlon staff members and hourly employees providing a Continuing Service to Cosmetic Center pursuant to this Agreement shall be employed solely and exclusively by Revlon. Revlon shall have sole authority over the wages, hours and working conditions of said Revlon staff members and hourly employees, and shall exclusively supervise the means and manner of their work. It is further understood and agreed that in providing Continuing Services hereunder, Revlon shall be considered an independent contractor of Cosmetic Center, and Cosmetic Center shall not be a single, joint or any other type of employer of any of the Revlon staff members or hourly employees. Accordingly, Cosmetic Center shall not be a party to, and shall not be responsible for any obligations or liabilities under, any express or implied contract, understanding, policy, practice, representation, pension or welfare benefit plan or trust or collective bargaining agreement between or involving Revlon and any of its staff members or hourly employees or labor organizations who represent Revlon staff members or hourly employees, except to the extent expressly provided otherwise hereunder including Sections 2.1 and 2.3 relating to payment for all continuing services and related amounts. Revlon agrees to be solely responsible for compliance with all applicable laws and other binding legal commitments with respect to its staff members and hourly employees and any labor organizations who represent them, and it indemnifies and holds Cosmetic Center, its officers, directors and employees from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorneys' fees and other expenses of litigation) to which such party may become subject arising out of Revlon's failure to so comply or out of Revlon's employment of said staff members and hourly employees, except to the extent expressly provided otherwise herein including Sections 2.1 and 2.3 relating to payment for all continuing services and related amounts.

SECTION 2. COST OF SERVICES

         2.1 COST OF CONTINUING SERVICES. For the Continuing Services provided by Revlon to Cosmetic Center hereunder, Cosmetic Center shall pay to Revlon the actual fully burdened cost incurred by Revlon in providing such services. The actual cost for providing such services shall be determined by considering the relevant factors, including, without limitation, the time spent by persons providing the services, the hourly cost of each such person, including any fringe benefits, and the cost of materials, equipment and overhead, if any, related to providing such services. The cost of providing warehousing and distribution services shall include payroll costs plus any contributions to the pension and welfare benefit plans in which the employees providing such services participate.

         2.2 COST OF THIRD PARTY SERVICES. For the Third Party Services provided by Revlon to Cosmetic Center hereunder, Cosmetic Center shall pay to Revlon that portion of amounts due to third party providers of the Third Party Services as is allocable to the services purchased for and provided to, or for the benefit of, Cosmetic Center.

         2.3 EXPENSES. In addition to the amounts to be paid by Cosmetic Center pursuant to Sections 2.1 and 2.2, Cosmetic Center shall reimburse Revlon for the amount of all reasonable out-of-pocket expenses incurred by Revlon in providing any services hereunder and not otherwise charged to Cosmetic Center pursuant to Paragraph 2.1 or 2.2. Notwithstanding anything herein to the contrary, Cosmetic Center agrees to pay Revlon $340,000 within 10 days following the date hereof, which payment shall be in lieu of reimbursement for the actual severance costs or expenses incurred by Revlon in connection with the termination by Revlon of the hourly employees of Revlon and/or its subsidiaries referred to in Section 1.1(k).

SECTION 3. EMPLOYEE BENEFIT PLANS

         COSMETIC CENTER AGREES TO PAY REVLON ANY AND ALL COSTS ASSOCIATED WITH OR ATTRIBUTABLE TO THE PARTICIPATION OF EMPLOYEES OF COSMETIC CENTER IN ANY PENSION, HEALTH, SAVINGS OR EMPLOYEE BENEFIT PLAN OF REVLON.

SECTION 4. LIMITATION OF LIABILITY

         In providing services hereunder, Revlon shall have a duty to act, and cause its agents to act, in a reasonably prudent manner. Neither Revlon, nor any officer, director, employee or agent of Revlon shall be liable to Cosmetic Center for any error of judgment or for any loss incurred by Cosmetic Center in connection with the matters to which this Agreement relates, except a loss resulting from the willful misconduct, bad faith or gross negligence on the part of Revlon.

SECTION 5. INDEMNITY

         Cosmetic Center shall indemnify and hold harmless Revlon, its officers, directors and employees from and against any and all losses, liabilities, claims, damages, costs and expenses (including attorney's fees and other expenses of litigation) to which such party may become subject arising out of the provision hereunder by Revlon or any third party of services to Cosmetic Center, provided that such indemnity shall not protect any such party against any liability to which such person would be subject by reason of willful misconduct, bad faith or gross negligence.

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SECTION 6. PAYMENT

         Cosmetic Center shall pay Revlon any amount due hereunder, including, without limitation, any amount billed for services, other assistance, expenses of outside professional services, costs of contribution and administration with respect to employee benefit plans, any insurance premiums (including charges for deductibles, self-insurance retensions, retrospective premium adjustments and similar self-insurance costs) and other reimbursements, within 10 working days of the presentation to Cosmetic Center of an invoice therefor.

SECTION 7. TERM

         7.1 TERM. (a) This Agreement shall be continuously in effect until terminated in whole or in part as to any specific Service Group or Groups on 90 days' prior written notice by Cosmetic Center and on 180 days' prior written notice by Revlon of its intention to terminate this Agreement or such specific Service Group or Groups. Notwithstanding anything herein to the contrary, if there is a change of control (as defined below) of Cosmetic Center at any time prior to the end of the Term, Revlon may terminate this Agreement upon not less than 30 days' prior written notice to Cosmetic Center. A "change in control" of Cosmetic Center for purposes of this Agreement shall be deemed to have taken place if (A) Revlon together with its affiliates no longer has the power to vote, directly or indirectly, whether through record or beneficial ownership, a voting trust arrangement, or other contractual arrangement, a majority of the voting power of outstanding shares of Cosmetic Center or (B) all or substantially all of Cosmetic Center's assets are sold to any person other than an affiliate. For purposes of this Section 7, a "person" includes an individual, corporation, partnership, trust, association, joint venture, pool, syndicate, unincorporated organization, joint-stock company, or similar organization or group acting in concert. A person for these purposes shall be deemed to be a beneficial owner as that term is used in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

         (b) Notwithstanding anything to the contrary, Revlon may terminate this Agreement (A) immediately if Buyer is liquidated or dissolved or adopts a plan of liquidation or (B) immediately if Buyer shall: (i) file a voluntary petition in bankruptcy or file a voluntary petition or otherwise commence any action or proceeding seeking reorganization, arrangement or readjustment of its debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing, or consent to, approve of, or acquiesce in, any such petition, action or proceeding; (ii) apply for or acquiesce in the appointment of a receiver, assignee, liquidator, sequestrator, custodian, trustee or similar officer for it or for all or any part of its Property; (iii) make an assignment for the benefit of creditors; or (iv) be unable generally to pay its debts as they become due; or (C) immediately if an involuntary petition shall be filed or an action or proceeding otherwise commenced seeking reorganization, arrangement or readjustment of Buyer's debts or for any other relief under the Federal Bankruptcy Code, as amended, or under any other bankruptcy or insolvency act or law, state or federal, now or hereafter existing and such petition, action or proceeding shall not be dismissed within 60 days from such filing or commencement.

SECTION 8. MISCELLANEOUS

         8.1 NOTICE. Any notice or other communication required or permitted hereunder shall be made in writing and shall be delivered personally, sent by certified or registered mail (postage prepaid), or sent by facsimile transmission, and shall be deemed given when so delivered personally, sent by facsimile transmission, or, if mailed, four days after the date of deposit in the United States mails, as follows:

         To Cosmetic Center: The Cosmetics Center, Inc.
                             8839 Greenwood Place
                             Savage, Maryland 20763
                             Attention: President

         To Revlon:          Revlon Consumer Products Corporation
                             625 Madison Avenue
                             New York, New York 10022
                             Attention: Vice President and Secretary

         8.2 GOVERNING LAW. The validity, interpretation, enforceability and performance of this Agreement shall be governed by and construed and enforced in accordance with the law of the State of New York applicable to agreements executed in New York to be wholly performed in New York by residents of New York.

         8.3 ENTIRE AGREEMENT. This Agreement constitutes the entire Agreement among the parties and supersedes all prior negotiations, undertakings, representations and agreements, if any, of the parties hereto with respect to the matters contained herein.

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         8.4 AMENDMENTS AND WAIVERS. This Agreement may not be amended except upon the written consent of the parties hereto. Either party may waive, by written instrument, compliance by the other party with any term or provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

         8.5 ASSIGNMENT; SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto, except that Revlon may assign, delegate or otherwise transfer any or all of its rights or obligations under this Agreement to any of its affiliates or to any successor to its business (by merger, consolidation, sale of stock or assets, or otherwise); provided that no assignment shall release Revlon from its obligations and liabilities under this Agreement.

         8.6 SEVERABILITY. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances, shall remain in full force and effect.

         8.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COSMETIC CENTER, INC.

By:/s/ Bruce E. Strohl
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Title: Senior Vice President - Finance
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REVLON CONSUMER PRODUCTS CORPORATION

By:/s/ Robert K. Kretzman
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Title: Vice President
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